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                            COACHMEN INDUSTRIES, INC.
           2831 DEXTER DRIVE - P.O. BOX 3300 - ELKHART, INDIANA 46515
                         219/262-0123 - FAX 219/262-8823


                                  NEWS RELEASE




For immediate release Wednesday, February 13, 2002

COACHMEN INDUSTRIES, INC. EXPECTS EARNINGS RECOVERY IN 2002

     o    EARNINGS OF APPROXIMATELY $0.75 PER SHARE PROJECTED FOR 2002.
     o    CASH FLOW FROM OPERATIONS FOR 2001 INCREASED 38% TO $41.3 MILLION.
     o LIQUID FINANCIAL POSITION STRENGTHENED WITH $40.6 MILLION IN CASH AND SECURITIES AT YEAR END.

ELKHART, IND. - Coachmen Industries, Inc. (NYSE: COA) today announced fourth quarter results that were consistent with its earlier guidance and support the Company's expectation for a return to profitability for the full year 2002.

The loss for the fourth quarter matched the previous announcement by Coachmen about the impact that the economic recession and attacks of Sept. 11 were having on the industries in which the Company participates. The loss of $1.4 million, or $0.09 per share, for the quarter compared with a loss of $7.8 million, or $0.50 per share, in the year-earlier period. Sales for the fourth quarter totaled $129.1 million versus $150.2 million in the fourth quarter of 2000.

For the year ended December 31, 2001, the Company reported a loss of $4.0 million, or $0.25 per share, compared with net income of $2.2 million, or $0.14 per share, for 2000. Net sales for 2001 were $593.9 million compared with $734.6 million for 2000.

Claire C. Skinner, Chairman, Chief Executive Officer and President, remarked, "It is clear that the industry-wide demand for recreational vehicles was affected early in 2001 by the economic slowdown that subsequently was formally identified as a recession. Although we are not satisfied with the report of a loss for the fourth quarter or the year, sales began strengthening in the fourth quarter and gained momentum as the period developed. The recent RV shows in which we have participated have generated solid

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Coachmen Industries, Inc. Expects 2002 Profit Recovery
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Feb. 13, 2002
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year-to-year  gains in orders  from  dealers,  reinforcing  our  optimism  about
Coachmen's prospects in 2002. We recognize the uncertainty that remains about the near-term path of the general economy, but expect to achieve a significant recovery in earnings for the year and establish a platform for further gains in 2003."


                                           THREE MONTHS ENDED                 YEAR ENDED
                                              DECEMBER 31,                   DECEMBER 31,
                                          2001            2000           2001           2000
                                      ----------------------------   ----------------------------
SALES
Recreational Vehicle                  $      71,105  $      96,326   $    349,810   $     547,651
Modular Housing/Building                     57,956         53,868        244,111         186,927
                                      -------------  -------------   ------------   -------------
     Total                                  129,061        150,194        593,921         734,578

PRE-TAX INCOME (LOSS)
Recreational Vehicle                  $      (2,571) $     (15,290)  $    (11,631)  $     (5,784)
Modular Housing/Building                      2,980          1,678         15,466         11,578
Other                                        (2,591)         1,668         (9,953)        (2,907)
                                      -------------  -------------   -------------  -------------
     Total                                   (2,182)       (11,944)        (6,118)         2,887


RECREATIONAL VEHICLE SEGMENT
----------------------------

The Company's Recreational Vehicle segment was affected during 2001 by an industry-wide slowdown that was aggravated for manufacturers by a reduction in inventories at the dealer level. Unit deliveries for the industry to RV dealers for the full year declined approximately 15%, and retail unit sales in the industry were off 9% through the first 11 months. Consumer interest remained strong, but retail sales were affected by consumers' reluctance to make major expenditures in the face of the well-publicized uncertainty about the outlook for the economy. During the fourth quarter, unit shipments for the industry were down only 7% from a year ago, signaling a general improvement in demand. Coachmen's Recreational Vehicle segment experienced a similar trend with a decline in sales of 7% in the fourth quarter from a year ago when adjusted for discontinued operations. Despite the decline in sales, success in reducing costs enabled the Company to report a significantly lower loss in the fourth quarter versus the loss in the same period of 2000.

To regain positive momentum in market share, the Company launched an aggressive redesign effort that included over 50 new recreational vehicle models and styles for the 2002 model year. The success of these new products has contributed importantly to the improvement recorded in incoming orders and production levels. Orders at the national industry trade show in the fourth quarter were up 25%, and the Company also recorded significant gains in orders at subsequent regional retail shows. Based on the improved level of incoming orders, Coachmen plans to expand its manufacturing capacity by mid-year by reopening a motorhome facility closed late in 2000.

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Coachmen Industries, Inc. Expects 2002 Profit Recovery
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Feb. 13, 2002
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MODULAR HOUSING AND BUILDING SEGMENT
------------------------------------

The sales and income for the Company's modular housing/building segment for 2001 included significant contributions from acquired operations. Although housing starts remained strong nationally, several of the geographic regions where the Company has operations experienced declines in overall demand for new homes due to difficult local economic circumstances. To offset this trend, Coachmen has shifted its marketing emphasis to larger, more complex homes where demand is generally less cyclical and margins are higher. The Company is also focusing on a greater penetration of urban markets where there is the most concentrated demand. Coachmen's backlog for modular housing began strengthening late in the fourth quarter and was up more than 30% at the end of January 2002 from the year-earlier level.

Coachmen is continuing to find broadened uses for its modular products as commercial structures. Recent completions include modular structures for telecommunications companies, healthcare providers and educational institutions.

BALANCE SHEET/CASH FLOW
-----------------------

As of Dec. 31, 2001, the Company had cash and marketable securities of $40.6 million, shareholders' equity of $208.7 million and book value of $13.18 per share. Capital expenditures totaled $0.7 million for the fourth quarter and $4.7 million for the full year.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, "Our financial management strategy during 2001 was focused on reducing working capital and utilizing our positive cash flow as effectively as possible. We had record cash flow from operations of $41.3 million, up from $29.9 million in 2000. EBITDA (earnings before interest, taxes, depreciation and amortization) amounted to $9.4 million for the year. We paid off all the debt related to our 2001 acquisitions, leaving us with only nominal long-term obligations at the end of the year.

Coachmen's balance sheet provides us considerable flexibility to fund the investments in new products necessary to drive internal gains and to support our interest in completing complementary, strategic acquisitions."

OUTLOOK
-------

Skinner said, "Based on current trends, we conservatively expect to achieve an approximate 10% gain in net sales for 2002. We believe this increased sales volume will translate into a solid profit recovery for the year, aided by the results of our cost reduction actions. We expect further progress toward profitability in the first quarter and to operate close to breakeven for the period. We anticipate reporting earnings in each of the subsequent quarters leading to earnings of approximately $0.75 per share for the full year. This return to profitability will compare very favorably with our 2001 results and establish a pattern that we can build on in 2003 and beyond.

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Coachmen Industries, Inc. Expects 2002 Profit Recovery
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Feb. 13, 2002
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"We  believe  that the  structural  factors  in our  business  model  offer  the potential to return Coachmen fully to its historical levels of profitability. Our long-term record includes other cyclical periods in which economic slowdowns impacted us as well as other manufacturers of recreational vehicles. We have shown strong recoveries in the ensuing expansions based on the fundamental appeal of recreational vehicles and the attractiveness of our product offerings. We believe that our modular housing segment enhances our longer term growth prospects, and our balance sheet and demonstrated, positive cash flow provide the capital to fund internal investment opportunities as well as additional strategic acquisitions."

Founded in 1964, Coachmen Industries, Inc. is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including Coachmen(R), Georgie Boy(R), Shasta(R) and Viking(R). Coachmen Industries is also the largest modular home producer in the nation with its All American Homes(R) and Mod-U-Kraf(R) subsidiaries. Modular commercial and telecommunication structures are manufactured by the Company's Miller Building Systems subsidiary. Coachmen is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to the potential fluctuations in the Company's operating results, the functioning of the Company's information technology systems, the availability and the price of gasoline, the Company's dependence on chassis suppliers, interest rates, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, the impact of consumer confidence and economic uncertainty on high-cost discretionary product purchases and other risks identified in the Company's SEC filings.

For more information:
     Joseph P. Tomczak
     Executive Vice President and
     Chief Financial Officer
     219-262-0123


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


                            COACHMEN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                      DECEMBER 31,                     DECEMBER 31,
                                                  2001           2000              2001           2000
                                               -----------  --------------      ----------   -------------
Net Sales                                      $   129,061  $      150,194      $  593,921   $     734,578

Gross Profit - $                                    20,240          15,363          90,562         103,234
Gross Profit - %                                      15.7%           10.2%           15.2%           14.1%

General, Selling & Administrative - $               22,995          26,690          95,051         100,718
General, Selling & Administrative - %                 17.8%           17.8%           16.0%           13.7%

Operating Income/(Loss) - $                         (2,755)        (11,327)         (4,489)          2,516
Operating Income/(Loss) - %                           (2.1)%          (7.5)%          (0.8)%           0.3%

Other (Income)/Expense                                (573)            617           1,629            (371)

Pre-Tax Profit/(Loss) - $                           (2,182)        (11,944)         (6,118)          2,887
Pre-Tax Profit/(Loss) - %                             (1.7)%          (8.0)%          (1.0)%           0.4%

Tax Expense/(Benefit)                                 (742)         (4,105)         (2,167)            723

Net Income/(Loss)                                   (1,440)         (7,839)         (3,951)          2,164
Earning/(Loss) Per Share -
     Basic & Diluted                                 (0.09)          (0.50)          (0.25)           0.14

Weighted Average Shares Outstanding
     Basic                                          15,918          15,635          15,835          15,584
     Diluted                                        15,996          15,717          15,939          15,639








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                            COACHMEN INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)

ASSETS                                            12/31/01             12/31/00
------                                            --------             --------
Current Assets
--------------
     Cash                                    $        28,416    $          2,614
     Marketable securities                            12,180              18,737
     Accounts receivable                              23,756              37,743
     Inventories                                      80,477              97,315
     Prepaid expenses and other                        9,059               9,157
     Deferred income taxes                             7,319               8,384
                                             ---------------    ----------------
         Total Current Assets                        161,207             173,950

Property, plant & equipment, net                      80,233              84,163
Goodwill and other, net                               18,954              15,983
Other                                                 28,166              22,350
                                             ---------------    ----------------

Total assets                                 $       288,560    $       296,446
                                             ===============    ===============


LIABILITIES AND SHAREHOLDER'S EQUITY            12/31/01            12/31/00
------------------------------------            --------            --------
Current Liabilities
-------------------
     Current portion of long-term debt       $           917    $            865
     Accounts payable, trade                          18,944              24,015
     Accrued income taxes                                494                 845
     Other accruals                                   38,846              31,988
                                             ---------------    ----------------
         Total Current Liabilities                    59,201              57,713

Long-term debt                                        11,001              11,795
Deferred income taxes                                  1,257               3,370
Other                                                  8,461               8,619
                                             ---------------    ----------------
Total liabilities                                     79,920              81,497
Shareholder's equity                                 208,640             214,949
                                             ---------------    ----------------

Total liabilities and equity                 $       288,560    $        296,446
                                             ===============    ================





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

                            COACHMEN INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                   TWELVE MONTHS ENDED
                                                                      DECEMBER 31,
                                                                  2001           2000
                                                               ----------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net cash provided by operating activities                   $   41,294     $   29,932
CASH FLOWS USED IN INVESTING ACTIVITIES
   Proceeds from:
     Sale of marketable securities                                 51,672        134,673
     Sale of properties                                             1,800           1,931
     Sale of businesses                                                 -          4,826
   Acquisitions of:
     Marketable securities                                        (47,752)       (121,972)
     Property and equipment                                        (4,719)         (8,222)
     Businesses, net of cash acquired                              (7,707)        (34,351)
     Other                                                           (922)         (1,898)
                                                               ----------     -----------

     Net cash used in investing activities                         (7,628)        (25,013)
                                                               ----------     -----------

CASH FLOWS USED IN FINANCING ACTIVITIES
   Proceeds from short-term borrowings                                  -          30,000
   Payments of short-term borrowings                                    -         (30,000)
   Proceeds from long-term debt                                    13,500               -
   Payments of long-term debt                                     (18,909)         (4,447)
   Issuance of common shares under stock
     option and stock purchase plans                                  734             896
   Tax benefit from stock options exercised                            10              91
   Cash dividends paid                                             (3,169)         (3,114)
   Purchase of common shares for treasury                             (30)              -
                                                               ----------     -----------

     Net cash used in financing activities                         (7,864)         (6,574)
                                                               ----------     -----------

Increase (decrease) in cash and temporary cash investments         25,802          (1,655)

CASH AND TEMPORARY CASH INVESTMENTS
   Beginning of period                                              2,614           4,269
                                                               ----------     -----------
   End of period                                               $   28,416     $     2,614
                                                               ==========     ===========







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